Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Jim Pascoe

Western Digital Corporation

408.717.5950

jim.pascoe@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES CFO TRANSITION

Mark Long Appointed EVP, Finance; Will Succeed Olivier Leonetti as CFO on Sept. 1; Company Announces Preliminary Fourth Fiscal Quarter Financial Results and Earnings Date of July 28

IRVINE, Calif. — July 6, 2016 — Western Digital Corp. (NASDAQ: WDC) today announced the appointment of Mark Long to oversee the company’s finance organization as executive vice president, finance, in addition to his role as chief strategy officer. Long will succeed Olivier Leonetti as chief financial officer on Sept. 1, 2016. Leonetti is leaving the company to pursue other opportunities but will continue as CFO through Sept. 1, 2016, reporting to CEO Steve Milligan, and will oversee the completion of the company’s fiscal year-end reporting requirements. He will continue in an advisory role to the CEO through Oct. 1, 2016.

“The company is going through a strategic and organizational transformation with the integration of our HGST and WD subsidiaries as well as integrating the recently completed acquisition of SanDisk,” said Milligan. “Although in the early stages, we are already seeing the benefits of these strategic steps. As we build on our strategy-driven focus in a tightly integrated manner, it is the right time to combine the strategy and finance organizations and Mark Long is the right leader of this integrated team, with his extensive experience in financial and strategic planning. Olivier Leonetti has made a tremendous contribution to Western Digital in nearly two years as CFO. He played a key role through the successful planning, financing and completion of the SanDisk acquisition. The company is grateful for his contribution and his continued stewardship of our finances through the fiscal year-end reporting process.”

Western Digital Announces CFO Transition

“I am proud of what we have accomplished at Western Digital, particularly the successful completion of the transaction with SanDisk,” said Leonetti, who joined WDC as CFO in 2014. “Western Digital has a first-class executive team and I am confident that the finance and strategy organization is in good hands with Mark.”

“I am honored to succeed Olivier and look forward to working with the entire team as we continue on the path of long-term value creation for all of our stakeholders,” said Long. “I cannot think of a more exciting time to step into this position as we integrate and evolve. There are significant opportunities ahead of us as we come together and strive to reach our potential as the leading storage solutions provider.”

Long has served as the chief strategy officer at Western Digital and HGST over the past three years and will continue in that role. He played a lead role in conceiving, executing and completing the SanDisk acquisition in addition to several other acquisitions.

Preliminary Fourth Fiscal Quarter Financial Results; Sets Q4 Earnings Call for July 28th

The company also reported preliminary financial results for its fourth fiscal quarter ended July 1, 2016. Reflecting the ownership of SanDisk Corp. as of May 12, 2016, the company now expects its fourth quarter revenue to be approximately $3.46 billion, compared to its earlier forecast of $3.35 billion to $3.45 billion. Non-GAAP gross margin is expected to be approximately 31 percent, consistent with its earlier forecast. The company now expects fourth quarter EPS, on a non- GAAP basis, to be approximately $0.72, compared with its earlier forecast range of $0.65 to $0.70.[1] The company will report its final results for the fourth fiscal quarter after the market closes on July 28, 2016.

1 This press release includes an update to the company’s financial guidance relating to non-GAAP gross margin and non-GAAP EPS. Non-GAAP gross margin is a non-GAAP measure defined as non-GAAP gross profit divided by revenue. Non-GAAP gross profit is a non-GAAP measure defined as gross profit before any charges to cost of goods sold that may not be indicative of ongoing operations. Non-GAAP EPS is a non-GAAP measure defined as diluted net income per common share adjusted to exclude: amortization of acquired tangible assets; employee termination, asset impairment and other charges; charges related to cost saving initiatives; acquisition-related charges; other charges; and income tax adjustments.

The company has not reconciled non-GAAP gross margin or non-GAAP EPS to the most directly comparable GAAP measures (gross margin and diluted net income per common share, respectively) because material items that impact these measures, such as the timing and amount of charges related to cost saving initiatives and employee termination, asset impairment and other charges and the amount of amortization of acquired intangible assets and acquisition-related charges, are out of our control and/or cannot be reasonably predicted until the company completes its financial closing procedures for the fourth fiscal quarter ended July 1, 2016. Accordingly, reconciliations of non-GAAP gross margin and non-GAAP EPS to the corresponding GAAP financial measures are not available without unreasonable effort.

Non-GAAP gross margin and non-GAAP EPS are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from similar non-GAAP measures used by other companies. The company believes the presentation of non-GAAP gross margin and non-GAAP EPS provides useful information to investors for measuring the company’s operating and earnings performance and comparing it against prior periods.

Western Digital Announces CFO Transition

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fourth fiscal quarter ended July 1, 2016 and expectations regarding the company’s strategic and operational transformation and growth opportunities, plans and objectives of management. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fourth fiscal quarter ended July 1, 2016 included in this press release represent the most current information available to management. The company’s actual results may differ from these preliminary results due to the completion of the company’s financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth fiscal quarter ended July 1, 2016 are finalized. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and

Western Digital Announces CFO Transition

Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on May 9, 2016, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD, the HGST logo, SanDisk and G-Technology are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners.